                                                                   EXHIBIT 10.24

                           Purchase Option Agreement
                           -------------------------


          This Purchase Option Agreement ("Agreement") is made this 21st day of July, 1997 by and among The Hankin Group ("Owner"), and ViroPharma Incorporated ("Option-Holder").

                                   Background
                                   ----------

          Owner is the fee title holder of the real property described on Exhibit A hereto, which property also is known as 405 Eagleview Boulevard (Lot
---------
#10, Eagleview Corporate Center), Uwchlan Township, Pennsylvania ("Real Property"). Pursuant to a certain Lease dated the date hereof ("Lease"), Owner leased to Option-Holder a building initially consisting of 48,400 rentable square feet ("Building") which Owner will construct on the Real Property and which will be improved with certain tenant improvements ("Tenant Improvements") required by Option-Holder, the cost of which will partially be funded by Option-Holder. Owner, subject to Option Holder's rights under the Lease, may expand the Building to 86,500 rentable square feet.

          As a material inducement for Option-Holder to enter into the Lease, Owner has agreed to grant to Option-Holder a right to purchase the Real Property and the Building, as expanded, together with all improvements now or hereafter constructed thereon (collectively, "Option Property"). The parties are entering into this Agreement to memorialize the terms and conditions upon which Option-Holder may exercise its purchase option.

          NOW, THEREFORE, for and in consideration of $10.00, the receipt and sufficiency of which hereby is acknowledged, and in consideration of the mutual undertakings herein set forth, and intending to be legally bound hereby, Owner and Option-Holder agree as follows:

                                   Agreement
                                   ---------

          1.   Defined Terms.  Capitalized terms not otherwise defined herein
               -------------
shall have the meaning set forth in the Lease.

          2.   Purchase Option.
               ---------------

               a. Owner hereby grants to Option-Holder an option ("Purchase Option") to purchase the Option Property which, subject to the requirements of
Section 2(c) below, may be exercised by Option-Holder during (1) the fifth (5th) lease year of the Initial Term of the Lease, and (2) the ten (10th) lease year of the Initial Term of the Lease (each, "Scheduled Exercise Period").

               b. Option-Holder also shall have the right to exercise its Purchase Option, subject to the requirements of Section 2(c) below, (1) at any time during the Initial Term of the Lease following Owner's default thereunder which continues beyond applicable grace or cure periods following notice where applicable, or (2) upon a casualty or condemnation of the Option Property which permits the termination of the Lease ("Lease Termination Event" which is referred to herein together with each Scheduled Exercise Period as "Option Exercise Event").

               c. Option-Holder may exercise its option only by delivering written notice ("Exercise Notice") to Owner of its exercise of the Purchase Option (the date of such Exercise Notice being referred to herein as the "Exercise Date"), which notice shall be delivered not later than six (6) months prior to the expiration of a Scheduled Exercise Period and not later than thirty
(30) days following a Lease Termination Event, which notice shall restate Owner's duties pursuant to Sections 6(b), 7(c) and 8 below.

               d. Each Exercise Notice shall include Option-Holder's check in the amount of the Deposit (hereafter defined), which shall be payable to Title Company (hereafter defined) as escrow agent and held in an interest bearing escrow account until Closing. Interest earned on the Deposit shall be paid to the party entitled hereunder to receive the Deposit, and if paid to Owner at Closing, the full amount thereof shall be credited against the Purchase Price.

          3.   Option Price.
               ------------

               a. The purchase price to be paid for the Option Property ("Option Price") shall be the sum of (1) the Base Amount (as hereafter defined) increased by (2) the CPI Adjustment (hereafter defined).

               b. The Option Price shall be calculated in accordance with the following, with the valuation date being (a) the expiration date of the Scheduled Exercise Period, if the Purchase Option is exercised pursuant to
Section 2(a) hereof, or (b) the termination date of the Lease if the Purchase Option is exercised pursuant to Section 2(b) hereof:

                    (1) The "Base Amount" initially shall be $6,800,000.00 ("Initial Base Amount") which is based on an average Minimum Annual Rent over the Initial Term of the Lease of $625,812 divided by a capitalization rate of 9.203%. The Initial Base Amount shall be adjusted in direct proportion to any increase or decrease in the Minimum Annual Rent pursuant to Section 3(b)(2) of the Work Letter attached to the Lease.

                    (2) The Initial Base Amount shall be increased by the following:

                         (a)  With respect to any portion of the Expansion Space
leased by Option-Holder pursuant to the Lease or otherwise subject to an executed lease agreement, the average Minimum Annual Rent or average base rent payable thereunder over the term of the subject lease, excluding unexercised renewals, divided by a capitalization rate of 9.203%; and

                         (b)  With respect to any unleased portion of the
Expansion Space, the following shall apply:

                              i)   If any portion of the Expansion Space is
leased by a party other than Tenant, (A) the base rent payable for office space over the term of such lease shall be averaged (and, if more than one such lease shall exist, the average base rent for office space under each lease shall be averaged); (B) the averaged base rent determined in accordance with provision
(A) shall then be divided by the square footage of the premises so leased; (C) the averaged based rent per square foot determined in accordance with provision
(B) shall then be multiplied by the square footage of the vacant portion of the Expansion Space, and (D) the amount determined in accordance with provision (C) shall then be divided by a capitalization rate of 9.203%; and

                              ii)  If the Expansion Space consists only of
vacant shell space or space not then completed as shell space, Owner's "Cost of Construction" (defined below) with respect to such portion of the Expansion Space, subject, however, to the foregoing:

                                   a)   Owner demonstrates with evidence
commercially reasonably satisfactory to Option-Holder the Costs of Construction thereof; and

                                   b)   "Cost of Construction" shall mean the
actual cost billed to Owner by its general contractor of supplying all labor and materials involved to date in the construction of such space, including all items as are included within the definition of "Cost of the Work" pursuant to
Article 8 of the "American Institute for Architects AIA Document A111 Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus a Fee," plus the fee charged to Owner by its general contractor which shall not exceed ten percent (10%) of the Cost of Construction

                    (3) The "CPI Adjustment" shall be the percentage change, if any, in the CPI-U (Philadelphia SMSA) ("CPI Index") as of the month in which the Exercise Date occurs over the comparable CPI Index in effect, (a) with respect the Leased Space which is the subject of the Lease on the Commencement Date hereof, during the month in which the Commencement Date occurs, (b) with respect to the Expansion Space described above in subsection 2(a), during the month in which commencement of the lease of the applicable Expansion Space occurs, and
(c) with respect to the Expansion Space described above in subsection 2(b), during the month in which a certificate of occupancy has been issued for such Expansion Space. The applicable CPI Adjustment shall be applied to each lease of the Leased Space and Expansion Space, any vacant portion of the Expansion Space, the Minimum Annual Rent, base rent or construction cost which are utilized in calculating the Base Amount in accordance with clause (1) above.

                    (4) If the CPI Index should be discontinued at any time during the effectiveness of this Agreement, Owner shall select a substitute index which most closely approximates the CPI Index and which is reasonably acceptable to Option-Holder. Upon agreement as to such substitute index, all references to CPI Index shall be deemed to refer thereto. If the CPI Index shall not be published for the month required for comparison hereunder, the CPI Index published for the month closest and prior thereto shall be used.

               c.   If the Purchase Option has been exercised pursuant to
Section 2(b)(1) above, any fee due to a mortgage holder in connection with prepayment of any loan secured by mortgage on the Option Property ("Prepayment Fee") shall be Owner's sole liability. If, however, the Purchase Option has been exercised pursuant to Section 2(b)(2) above, the Option Price shall include the Prepayment Fee due in connection with any mortgage encumbering the Option Property. Owner, however, hereby agrees to use commercially reasonably efforts to have each mortgage which encumbers the Option Property permit prepayment upon a casualty or condemnation without the payment of any Prepayment Fee.

          4.   Payment of the Option Price.  The Option Price shall be paid to
               ---------------------------
Option-Holder to Owner as follows:

               a. Fifty Thousand Dollars ($50,000) ("Deposit") shall be paid to Title Company as escrow agent, who shall deliver the Deposit to Seller at Closing (which amount is separate from and in addition to the Security Deposit paid by Option-Holder under the Lease);

               b. The Security Deposit paid under the Lease not otherwise utilized by Landlord pursuant to the Lease shall be retained by Seller and credited against the Option Price; and

               c. An amount equal to the Option Price less amounts paid pursuant to subsections (a) and (b) above shall be paid to Seller on the Closing Date by wire transfer of immediately available funds, certified check, title company check or cashier's check.

          5.   Closing.
               -------

               a. Within ninety (90) days from the Commencement Date of the Lease, Owner shall notify Option-Holder in writing of the permitted date or dates of Closing (hereafter defined) if Option-Holder exercises its Purchase Option pursuant to Section 2(a)(1) hereof, the latest of which permitted dates shall not be later than five (5) years plus ninety (90) days from the Commencement Date ("First Scheduled Closing Date"). If Owner has provided such notification and Option-Holder exercises its Option pursuant to Section 2(a)(1) above, settlement on the sale of the Option Property from Owner to Option-Holder ("Closing") shall be held on the First Scheduled Closing Date. If Owner shall have failed to provide notice as required by this section, the date for Closing shall be determined in accordance with Subsection (c) below.

               b. If Option-Holder has not exercised its Purchase Option during the period contemplated by Section 2(a)(1) above, then, within ninety
(90) days from the fifth (5th) anniversary of the Commencement Date of the Lease, Owner shall notify Option-Holder in writing of the permitted date or dates of Closing if Option-Holder exercises its Purchase Option pursuant to
Section 2(a)(2) hereof, the latest of which permitted dates shall not be later than five (5) years plus ninety (90) days from the fifth (5th) anniversary of the Commencement Date ("Second Scheduled Closing Date"). If Owner has provided such notification and Option-Holder has exercised its Option pursuant to Section 2(a)(2) above, Closing shall be held on the Second Scheduled Closing Date and the Lease shall be deemed to continue through the Second Scheduled Closing Date. If Owner shall have failed to provide notice when required by this section, the date for Closing shall be determined in accordance with Subsection (c) below.

               c. If Owner shall have failed to provide the notice required by Subsections (a) or (b) above and Option-Holder has exercised its Option pursuant to Section 2(a) above (as applicable), or if Option-Holder has exercised its Option pursuant to Section 2(b) above, Closing shall be the later of ninety (90) days after (A) the Exercise Date or (B) the expiration of the Scheduled Exercise Period, as applicable.

               d. Closing shall be held on the designated date at a time and at such location as is mutually acceptable to Owner and Option-Holder. Except as provided in Sections 3(c) hereof, Option-Holder shall have no liability for any Prepayment Fees in connection with any Closing determined in accordance with this Section.

          6.   Due Diligence Period.
               --------------------

               a. Option-Holder shall have thirty (30) days from the Exercise Date ("Due Diligence Period") to conduct due diligence on the Option Property, including without limitation structural and systems inspections, environmental inspections and, if tenants other than Option-Holder occupy any part of the Option Property, review of Owner's books and records relating to the Option Property. Owner shall afford Option-Holder and its consultants free access to the Option Property to perform any and all studies and test in connection with its due diligence, including without limitation boring and samples as part of environmental investigation. If Option-Holder is dissatisfied with its due diligence for any reason whatsoever other than a condition caused by Option-Holder's occupancy of the Option-Property or otherwise the responsibility of Option-Holder under the Lease, Option-Holder, by written notice ("Withdraw Notice") to Owner delivered on or prior to the expiration of the Due Diligence Period, may withdraw its exercise of the Purchase Option without liability, in which case the Deposit shall be returned to Option-Holder. Option-Holder's withdrawal of its exercised Option shall be subject to Option-Holder's rights under Section 15 hereof if Option-Holder so designates in the Withdraw Notice and identifies therein the basis for Option-Holder's withdrawal of its Exercise Notice. If Option-Holder withdraws the Exercise Notice, Option-Holder, at Option-Holder's expense, promptly shall restore any disturbance or damage to the

Option Property caused by Option-Holder or its agents in the undertaking of Option-Holder's rights hereunder.

               b. Within five (5) business days of the Exercise Date, Owner agrees to deliver to Option-Holder copies of contracts or commitments for construction, labor or services entered by or at the direction of Owner with respect to the Option Property ("Service Contracts") and copies of all leases entered by Owner with respect to the Option Property other than the leases entered with Option-Holder ("Other Leases"), and such rent rolls and operating statements with respect to the Option Property as are reasonably available to Owner. Option-Holder agrees to keep all such information confidential and promptly return same to Owner if this Agreement is terminated for any reason. Such obligation shall survive the termination of this Agreement, notwithstanding any provision hereof to the contrary. Owner hereby covenants that during the effectiveness of this Agreement no Service Contract shall be entered which is not terminable on the Closing Date without expense to Option-Holder. Option-Holder shall identify to Owner in writing on or prior to the expiration of the Due Diligence period which of the Service Contracts Option-Holder desires to assume, and Owner shall cause all other Service Contracts to be terminated as of the Closing Date at no expense to Option-Holder.

               c. Option-Holder assumes all risk and liability for injury to persons and property in connection with the exercise of Option-Holder's rights under this Section and agrees to indemnify, defend and hold harmless Owner from any such claims or liability. Option-Holder's obligations under this Section shall survive the termination of this Agreement, notwithstanding any provision hereof to the contrary.

          7.   Title and Survey.
               ----------------

               a.   Title at Closing.  Owner shall convey to Option-Holder good
                    ----------------
and marketable title of record to the Option Property, which is insurable as such at regular rates by Option-Holder's designated title company ("Title Company") which shall be Lawyers Title Insurance Corporation or such other reputable title insurance company selected by Option-Holder as is authorized to do business in the Commonwealth of Pennsylvania. Title shall be subject only to the Permitted Title Exceptions which shall include, for purposes of this Agreement (1) all matters identified on Exhibit B attached hereto, (2) all
                                        ---------
easements and amendments to Covenants (as defined in the Lease) granted in accordance with Section 52(a) of the Lease, and (3) all matters determined in accordance with subsections (b), (c) and (d) below.

               b.   Title Report.  On or before thirty (30) days after the
                    ------------
Exercise Date ("Title Examination Period"), Option-Holder shall furnish to Owner a title report ("Title Report") issued by Option-Holder's designated title company, giving the then current condition of title to the Option Property and any objections of Option-Holder to matters in the Title Report other than the Permitted Title Exceptions determined under subsections (a)(1) and (a)(2) above. Matters identified by the Title Report and not objected to by Option-Holder on or before the end of the Title Examination Period shall be deemed to be "Permitted Title Exceptions."

               c.   Survey.  On or before five (5) days after Exercise Date,
                    ------
Owner, at Owner's expense, shall provide Option-Holder with copies of any and all surveys of the Option Property which Owner has in its possession. Option-Holder, at Option-Holder's expense, shall have the right to obtain an on-the-ground staked survey of the Option Property which (1) has been prepared in accordance with the American Land Title Associations Specifications, (2) has been prepared by a land surveyor duly licensed in the Commonwealth of Pennsylvania selected by Option-Holder, and (3) is sufficient to cause Option-Holder's title company to (A) delete the pre-printed survey exceptions from Option-Holder's title policy and (B) not take exception for items which are not Permitted Title Exceptions. Prior to the expiration of the Title Examination Period, Option-Holder shall notify Owner in writing of any objections to matters revealed by such survey other than the Permitted Title Exceptions determined under subsections (a)(1) and (a)(2) above. Matters identified by such survey and not objected to by Option-Holder on or before the end of the Option Examination Period shall be deemed to be "Permitted Title Exceptions."

               d.   Objections.  Owner will notify Option-Holder in writing
                    ----------
whether Owner is unable or unwilling to cure to Option-Holder's satisfaction any title or survey objections (other than the Permitted Title Exceptions) raised by Option-Holder ("Title Problems"), which notice shall restate the effect set forth in this Section of Owner's failure to respond in accordance with this Section. Owner shall be obligated to remove and discharge of record or otherwise cure to Option-Holder's satisfaction all Title Problems (other than matters which existed of record prior to the commitment date of Option-Holder's title commitment issued by Lawyers Title Insurance Corporation under commitment number LIT-97-14739 excluding monetary liens and judgments for which Owner is responsible) which have timely been raised by Option-Holder and which are liens in a fixed or ascertainable amount or result from Owner's actions. Owner's failure to deliver such notice to Option-Holder within ten (10) business days after delivery of Option-Holder's notice of Title Problems shall be deemed Owner's refusal to cure all of the Title Problems by the Closing Date, excluding, however, those Title Problems which Owner is obligated hereunder to cure. If Owner has not agreed to cure all Title Problems other than those which Owner is obligated hereunder to cure, Option-Holder shall have ten (10) business days from receipt of Owner's notice (or, if Owner has failed to give notice, fifteen (15) days from delivery of Option-Holder's notice of Title Problems) either (1) to withdraw, without liability, its exercise of the Purchase Option by notice in writing to Owner delivered prior to the expiration of such fifteen
(15) day period, or (2) to accept such title as Owner can deliver without reduction or abatement of the Option Price except to the extent of Title Problems which Owner is obligated hereunder to cure. Option-Holder's failure to timely deliver notice of termination shall be deemed Option-Holder's agreement to accept such title as Owner can deliver without reduction or abatement of the Option Price except to the extent of Title Problems which Owner is obligated hereunder to cure.

               e.   Failure of Owner to Cure Title Problems.  If, on of before
                    ---------------------------------------
the Closing Date, Owner shall fail to cure those of the Title Problems which Owner has agreed to cure or is obligated hereunder to cure, Option-Holder, as its sole and exclusive remedy, shall have the right: (1) to withdraw, without liability, its exercise of the Purchase Option by notice in writing to Owner, subject, however, to Option-Holder's rights under Section 15 hereof, and, notwithstanding any provision of the Lease to the contrary, recover from Owner personally all of Option-Holder's reasonable actual third party costs arising from its exercise of the Purchase Option, based upon third party invoices delivered by Option-Holder to Owner not later than thirty (30) days after the failure of Owner to cure,
(2) to accept such title as Owner can deliver without reduction or abatement of the Option Price except to the extent of Title Problems which Owner is obligated hereunder to cure, or (3) to enforce the specific performance of Owner's agreement to cure the Title Problems.

          8.   Representations and Warranties.  Within ten (10) business days
               ------------------------------
after the Exercise Date, Owner shall confirm to Option-Holder in writing that the representations and warranties set forth in Section 46 of the Lease remain true, complete and correct or set forth in reasonable detail any circumstances which make such representations and warranties untrue, incomplete or incorrect. If any such qualification to the representations and warranties shall, in Option-Holder's sole discretion, materially and adversely affect the subject Option Property or Option-Holder's intended use thereof or if Owner shall fail to provide such written confirmation, Option-Holder shall have the right to withdraw, without liability, its exercise of the Purchase Option, subject, however, to Option-Holder's rights under Section 15 hereof.

          9.   Condition of the Option Property.  The Option Property shall be
               --------------------------------
delivered to Option-Holder on the Closing Date in the same condition which existed on the Exercise Date, except for (1) reasonable wear and tear, (2) consequences of condemnation or casualty to the extent repair, restoration or cure is not required under the Lease, (3) damage caused by Option-Holder, its agents or employees. Subject to the foregoing, Owner shall be responsible to deliver the Option Property in compliance with all environmental legal requirements relating to conditions which are (1) existing at the Option Property on the Exercise Date and which are not Option-Holder's responsibility under the Lease or (2) caused thereafter, but prior to the Closing Date by acts or omissions of Owner, its affiliates or their respective employees, agents, contractors, licensees or invitees. Any remediation required by governmental agencies to meet the requirements of the preceding sentence shall be performed by Owner in accordance with all applicable laws prior to the Closing Date.

          10.   Damage or Destruction of Option Property by Casualty or
                -------------------------------------------------------
Condemnation. Owner and Option-Holder agree that, except as hereafter modified,
------------
the Lease provisions for the portions of the Option Property which are leased by Option-Holder shall govern their respective obligations if, after Option-Holder's exercise of the Purchase Option, any portion of the Option Property is damaged or destroyed by fire or other casualty or subjected to eminent domain proceedings (together, "Casualty"). If the Lease shall be terminated as a result of a Casualty, Option-Holder shall have the option either (a) to purchase the Option Property in its "as is" condition, in which case no adjustment shall be made to the Option Price other than a credit to Option-Holder for the amount of Owner's insurance deductible and all insurance proceeds or condemnation award ("Casualty Compensation"), as applicable, received by Owner prior to such Closing Date and Owner shall assign to Option-Holder all of Owner's rights to such insurance Casualty Compensation, or (2) to terminate its exercise of the Purchase Option in which case this Agreement shall be null and void and neither party shall have any further rights or obligations hereunder. If, however, any mortgagee of the Option Property requires that Casualty Compensation be applied against outstanding indebtedness secured by its mortgage, Option-Holder shall be entitled to a credit against the Purchase Price in the amount of the Casualty Compensation not received by Option-Holder.

          11.   Closing Obligations.  On the Closing Date,
                -------------------

                a.  Owner's Closing Deliveries:  Owner shall:
                    --------------------------

                    (1)   Deed.  Execute, acknowledge, and deliver to Option-
                          ----
Holder a special warranty deed for the Option Property ("Deed") in proper form for recording, conveying title to the Option Property as required by this Agreement;

                    (2)   Assignment of Leases and Service Contracts. Execute
                          ------------------------------------------
and deliver to Option-Holder an assignment and assumption agreement ("Assignment of Leases and Contracts") with respect to all of the Other Leases (including security deposits paid by tenants under such leases) and all Service Contracts which Option-Holder has agreed to assume, the form of which agreement shall be reasonably acceptable to Option-Holder and Owner and which shall provide that
(A) Option-Holder assumes performance of all obligations so assigned which arise after Closing and agrees to indemnify, defend and hold harmless Owner from liability with respect thereto and (B) Owner agrees to indemnify, defend and hold harmless Option-Holder from liability with respect to such assigned obligations which relates to all periods prior to Closing;

                    (3)   Certified Rent Roll and Option-Holder Estoppel
                          ----------------------------------------------
Certificates. Deliver to Option-Holder a rent roll which identifies all of the
------------
Other Leases then in effect, the commencement and termination dates of each lease, the security deposit paid by each tenant thereunder, and the current rent due from each tenant thereunder, and (B) estoppel certificates from each tenant under the Other Leases which shall be in form and substance reasonably acceptable to Option-Holder and its lender;

                    (4)   Termination of the Lease.  Execute and deliver to
                          ------------------------
Option-Holder a Termination of Lease Agreement which confirms that the Lease between Owner and Option-Holder has terminated (other than the indemnification provisions thereunder which shall survive such termination with respect to acts and omissions during the term of the Lease) and provide a mutual release by Owner and Option-Holder with respect thereto, or which identifies outstanding claims which either party may have against the other, the form of which shall be reasonably acceptable to Option-Holder and Owner;

                    (5)   Evidence of Authority. Deliver to Option-Holder and
                          ---------------------
the Title Company evidence reasonably satisfactory to Option-Holder and the title company that (A) Owner has the authority to execute and deliver the Deed and all other documents to be executed and delivered by Owner at the Closing;
(B) the persons executing the Deed and such other documents on behalf of Owner have full right, power and authority to do so; and (C) that all necessary action on the part of Owner has been taken with respect to the valid execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

                    (6)   Keys.  Deliver to Option-Holder all keys and alarm
                          ----
combinations to the Option Property;

                    (7)   Plans and Building Approvals.  Deliver to Option-
                          ----------------------------
Holder all plans, approvals and permits in its possession in connection with construction of the Building;

                    (8)   Title Affidavits. Deliver to title company any normal
                          ----------------
and customary, reasonable certificates, affidavits, or other documents as may be required by the title company to issue an owner's title policy;

                    (9)   FIRPTA Affidavit. Deliver to Option-Holder the
                          ----------------
certifications required by Section 1445 of the Internal Revenue Code;

                    (10)  Municipal Certificates.  Deliver to Option-Holder any
                          ----------------------
municipal certifications which are required as a condition to the transfer of title to the Option Property; and

                    (11)  Miscellaneous.  Deliver such other assignments,
                          -------------
affidavits and documents as may be required pursuant to the provisions hereof or mutually agreed by counsel for Owner and Option-Holder to be necessary to fully consummate the transaction contemplated hereby.

               b.   Option-Holder's Deliveries.  At Closing, Option-Holder
                    --------------------------
shall:

                    (1)   Evidence of Authority.  Deliver to Owner evidence that
                          ---------------------
(A) Option-Holder has the authority to execute and deliver all documents to be executed and delivered by Option-Holder at the Closing, (B) the persons executing the documents on behalf of Option-Holder have the full right, power and authority to do so; and (C) all necessary action on the part of Option-Holder has been taken with respect to the valid execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

                    (2)   Assignment of Leases.  Execute and deliver to Owner
                          --------------------
the Assignment of Leases and Contracts, thereby assuming all obligations of Owner with respect to the agreements so assigned and security deposits under the assigned leases;

                    (3)   Purchase Price.  Deliver the Option Price required
                          --------------
hereunder, either by certified check or wire transfer of immediately available funds, as Owner may direct; and

                    (4)   Miscellaneous.  Deliver such other assignments,
                          -------------
affidavits and documents as may be required pursuant to the provisions hereof or mutually agreed by counsel for Owner and Option-Holder to be necessary to fully consummate the transaction contemplated hereby.

               c.   Amounts Claimed as Off-Set under the Lease.  If on the
                    ------------------------------------------
Closing Date, Option-Holder alleges that amounts are due from Owner for nonperformance of Owner's obligations as lessor under the Lease and Option-Holder shall have theretofore given Owner notice of such default to the extent required under the Lease, Option-Holder shall pay the portion of the Purchase Price equal to the amounts claimed due into an escrow account maintained by Title Company or such other party who is acceptable to Owner and Option-Holder to serve as escrow agent; provided, however, that the amounts claimed due are supported by reasonable evidence of the costs incurred by Option-Holder with respect Owner's alleged nonperformance. The party performing the duties of escrow agent shall hold such amounts in an interest bearing escrow account (with interest to follow the escrowed funds) until (1) receipt of a final order by a court of competent jurisdiction which directs application of such escrow funds, or (2) receipt of written instructions signed by Owner and Option-Holder which direct application of such escrow funds, and, upon receipt of either of the foregoing, the party performing the duties of escrow agent shall release the escrowed funds in accordance with such instructions.

          12.  Transfer Taxes; Closing Costs; Allocation.
               -----------------------------------------

               a.   Owner's Costs. Owner shall pay the costs of (1) one-half of
                    -------------
all transfer taxes, and (2) one-half of the fee of the title company to conduct closing, not in excess of a total fee of $250.

               b.   Option-Holder's Costs.  Option-Holder shall pay the costs of
                    ---------------------
(1) the Title Report and Survey, if any, (2) the premium for an owner's title policy, if obtained by Option-Holder, (3) one-half of all transfer taxes, (4) recording the Deed, and any other conveyance documents that Option-Holder may choose to record, and (5) one-half of the fee of the title company to conduct closing, not in excess of a total fee of $250.

               c.   Other Costs.  All other expenses incurred by Option-Holder
                    -----------
or Owner with respect to the closing, including, but not limited to, attorneys fees, shall be borne and paid exclusively by the party incurring same.

               d.   Proration and Expenses.  The following items shall be
                    ----------------------
adjusted or prorated between Option-Holder and Owner at closing and, for purposes hereof, Option-Holder shall be deemed the owner of the Option Property as of the Closing Date:

                    (1)   Real Estate Taxes.  Real estate and similar taxes for
                          -----------------
the then current tax year relating to the Option Property shall be prorated. If the Closing Date shall occur before the tax rate is fixed for the then current tax year, the apportionment of taxes shall be made on the basis of the tax rate for the preceding tax year applied to the latest assessed valuation of the Option Property, and when the tax rate is fixed for the tax year in which the Closing Date occurs, Owner and Option-Holder to adjust the proration of taxes and, if necessary, to refund or pay such sums to the other party as shall be necessary to effect such adjustment. This obligation shall survive closing of title.

                    (2)   Assessments.  All unpaid installments of assessments
                          -----------
for municipal improvements, if any, which are due and payable before the closing, shall be paid by Owner at the closing. From and after the Closing Date, Option-Holder shall be solely responsible for payment of any such assessments.

                    (3)   Prepaid Rent.  All rent (including each tenant's
                          ------------
payment of operating expenses) paid by tenants under the Other Leases and by Option-Holder under the Lease, shall be prorated and Owner shall credit to Option-Holder all rent allocated to the Closing Date and periods thereafter which has been collected from tenants and Option-Holder.

                    (4)   Utilities and Service Contracts. Any operating
                          -------------------------------
expenses for or pertaining to the public utility charges and service contracts shall be prorated between Option-Holder and Owner at the closing.

          13.   Assignment of Purchase Option.  Option-Holder shall have the
                ------------------------------
right to transfer or assign ("Transfer") any or all of its rights under this Agreement in connection with an assignment of the Lease which is permitted by the Lease.

          14.   Default.
                -------

                a.  Default.  Either party shall be in default hereunder if such
                    -------
party fails to fulfill in a timely manner any covenant, agreement, or obligation on such party's part in the manner required in this Agreement or breaches any representations or warranties made by such party hereunder.

                b.  Notice Upon Default.  With the exception of a default by
                    -------------------
either party in concluding Closing, before either party shall be entitled to declare this Agreement in default, the party who alleges a default by the other party first shall have notified the party alleged to be in default in writing as to the nature of the claimed default, and the party alleged to be in default shall have fifteen (15) days after receipt of such notice in which to cure the default.

                c.  Owner's Remedies.  If after the exercise by Option-Holder,
                    ----------------
all of the conditions to Option-Holder's obligations have been satisfied or properly waived by Option-

Holder, Option-Holder shall be in default hereunder beyond the period provided in subsection (b) above, Owner's sole and exclusive remedies shall be (1) to terminate this Agreement, and (2) to retain from the Deposit (and not to exceed the Deposit) the amounts hereafter provided, with the balance of the Deposit, if any, being returned to Option-Holder, whereupon neither party shall have any further rights or liabilities hereunder, and (3) to exercise its rights pursuant to Section 16(l) hereof. Amounts which Owner shall be permitted to deduct from the Deposit are (i) all reasonable, actual third-party costs arising from Owner's performance of this Agreement, based upon invoices of third parties submitted by Owner to Option-Holder not later than ninety (90) days after the termination of this Agreement and (ii) any late fee, extension fee and/or the present values of any differential in the interest rate applicable to Owner's refinancing of loans secured by a mortgage on the Option Property on the date of Option-Holder's default and which would have been satisfied at Closing and which Owner replaces at an interest rate in excess of the interest rate prevailing for five (5) year loans on the date at which the Closing would have occurred had Option-Holder not defaulted.

                d.  Option-Holder's Remedies.  If all of the conditions to
                    ------------------------
Owner's obligations have been satisfied or properly waived by Owner, Owner is in default in the performance of its obligations hereunder beyond the period provided in subsection (b) above, Option-Holder's sole and exclusive remedy hereunder (except as may be permitted under Section 7(e) hereof) shall be either: (i) to seek specific performance of this Agreement; or (ii) to terminate this Agreement by notice in writing to Owner, in which case the Deposit shall be returned to Option-Holder and Owner shall reimburse Option-Holder for all reasonable, actual third-party costs arising from Option-Holder's performance of this Agreement, based upon invoices of third parties submitted by Option-Holder to Owner not later than ninety (90) days after the termination of this Agreement, whereupon neither party shall have any further rights or liabilities hereunder.

                e.  Attorney's Fees.  In any action or proceeding arising out of
                    ---------------
this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs.

          15.   Resurrection of Withdrawn Rights.  If Option-Holder withdraws an
                --------------------------------
Exercise Notice for reasons set forth under Sections 7(e) or 8 hereof, or for reasons under Section 6 hereof by a Withdraw Notice which specifies the reasons for such withdraw, and Owner thereafter during the effectiveness of the Lease, corrects the condition which triggered Option-Holder's withdraw of an Exercise Notice, Owner shall notify Option-Holder that the condition has been corrected which notice shall be provided not later than ten (10) business days after the correction of such condition and include a reasonable statement of the corrective action taken by Owner. Option-Holder shall have thirty (30) days from receipt of Owner's notice to re-exercise its Purchase Option. If Option-Holder fails to re-exercise the Purchase Option within such thirty (30) day period, Option-Holder's rights hereunder shall be terminated and deemed null and void, whereupon Owner shall be entitled to record the termination of the memorandum of this Agreement. If Option-Holder timely re-exercises its Purchase Option, the Closing Date shall be determined in accordance with Section 5(c) above, and unless the condition which prompted

Option-Holder's withdrawal of its Exercise Notice arose from the gross negligence or wanton and wilful misconduct of Owner, or Owner's employees or agents, Option-Holder shall pay as part of the Purchase Price any Prepayment Fee due with respect to a first mortgage encumbering the Option Property.

          16.   Miscellaneous.
                -------------

                a.  Time of the Essence.  Time is of the essence for performance
                    -------------------
of all obligations hereunder.

                b.  Broker's Commission.  Each party represents and warrants to
                    -------------------
the others that it has incurred no liability to any real estate broker or agent with respect to the payment of any commission regarding the consummation of the sale of the Option Property. If any claims for commissions or fees are ever made in connection with sales of the Option Property, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and such party shall indemnify, defend and hold harmless the other from and against any and all such claims or demands.

                c.  Further Assurances.  The parties shall execute and deliver
                    ------------------
such additional documents and shall take such additional action or cause such additional action to be taken, or to refrain from taking any action as may be reasonably required to effect or implement all of the terms and conditions of this Agreement and the transactions contemplated hereby.

                d.  Notices.  Any notice or other communication under this
                    -------
Agreement shall be in writing and addressed to Owner or Option-Holder at their respective addresses set forth below (or to such other address as either may designate by notice to the other):

As to Option-Holder prior to
Commencement Date of the Lease:     ViroPharma Incorporated
                                    76 Great Valley Parkway
                                    Malvern, PA 19355
                                    Attention:  General Counsel

As to Option-Holder as of the
Commencement Date of the Lease:     ViroPharma Incorporated
                                    Eagleview Corporate Center
                                    405 Eagleview Boulevard
                                    Exton, PA 19341
                                    Attention:  General Counsel

As to Owner:                        The Hankin Group
                                    P.O. Box 562
                                    717 Constitution Drive
                                    Eagleview Corporate Center
                                    Exton, PA  19341

All notices and statements required or permitted under this Agreement shall be in writing and delivered by either (a) United States Registered or Certified Mail, return receipt requested, postage prepaid, (b) Federal Express or other nationally recognized overnight courier service, fee prepaid, or (c) hand delivery against written receipt therefor. Notice given in accordance with this Section shall be deemed given and received as of the earlier of (i) actual receipt or (ii) first attempted delivery (including delivery which is refused). The giving of notice under this Section by attorneys of Owner or Option-Holder shall be deemed to be the acts of Owner or Option-Holder, as applicable, however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this Agreement, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

                e.  Binding Effect.  This Agreement shall be binding upon and
                    --------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                f.  Recording.  A short form memorandum of this Agreement shall
                    ---------
be recorded at Option-Holder's expense. Concurrently with the execution of this Agreement, Option-Holder and Owner agree to execute such memorandum of this Agreement along with a termination thereof, both of which shall be form and substance sufficient to permit such instrument to be recorded and otherwise reasonably acceptable to Option-Holder and Owner. The termination of such memorandum of this Agreement shall be provided to Owner who hereby represents, warrants and covenants not to record such termination unless and until this Agreement shall have terminated.

                g.  Severability.  Any provision of this Agreement which is
                    ------------
determined by a court of competent jurisdiction to be invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable the remaining provisions of this Agreement, and this Agreement shall be construed to the fullest extent permitted by law in such manner as to carry out the intent of this Agreement and of the provision so deemed invalid or unenforceable.

                h.  Applicable Law.  This Agreement shall be construed under and
                    --------------
in accordance with the laws of the Commonwealth of Pennsylvania.

                i.  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one fully binding Agreement even though all original signatures do not appear on the same document.

                j.  Merger at Closing.  All representations and warranties set
                    -----------------
forth in this Agreement shall terminate at Closing and be merged into the Deed except for obligations under Sections 6, 12 and 16(b) hereof which shall survive Closing. Option-Holder acknowledges that it will have exercised the Purchase Option, and purchase the Option Property, if at all, only after having had the opportunity to inspect and examine the Option Property pursuant to Section 6 above. Accordingly, Option-Holder acknowledges and agrees that its decision to purchase the Option Property is as a result of its own independent investigation and inspection, and not as a result of or in reliance upon any representation or warranty made or alleged to have been made by Owner, or any of Owner's agents and representatives, except for such express warranties as may be contained in the Lease or this Agreement.

                k.  Notice Restatements of Owner's Obligations.  Option-Holder's
                    ------------------------------------------
failure to include a restatement of Owner's obligations in its notices to Owner as contemplated by Sections 2(c) and 7(d) hereof shall not be deemed a default by Option-Holder nor a failure of Owner's obligations with respect to the subject obligations. If, however, Option-Holder shall fail to include such restatement of Owner's obligations and Owner shall not perform within the time periods set forth in this Agreement, the consequences set forth in Sections 2 and 7, as applicable, as a result of Owner's failure to respond shall not be binding on Owner unless and until Option-Holder shall have sent written notice to Owner that Owner's response is due and Owner shall not have responded thereafter within the times for performance required under Sections 2 and 7, as applicable.

                l.  Lease for Expansion Space. If Option-Holder has exercised
                    -------------------------
its Purchase Option and Option-Holder's rights under Section 46 of the Lease have terminated in



                  [Remainder of page intentionally is blank.]

their entirety or only as to the Released Area, Owner shall not enter into any leases for all or any portion of the vacant Expansion Space or Released Area (as the case may be) until the expiration of the Due Diligence Period and thereafter only with Option-Holder's prior written consent thereto. If Option-Holder denies its consent to any lease proposed by Owner, the terms of which are evidenced by a letter of intent signed by Owner and the proposed lessee which sets forth in reasonable detail the terms of such lease ("Proposed Lease"), the following shall apply:

                    (1) If Option-Holder thereafter defaults with respect to its Purchase Option, Option-Holder shall be obligated to lease from Owner the space contemplated by the Proposed Lease on the same terms and conditions as were presented to Option-Holder for its consent; and

                    (2) If Option-Holder thereafter withdraws an Exercise Notice or terminates its exercise of the Purchase Option and the reason such Exercise Notice is withdrawn or the Purchase Option is terminated is due to a condition other than one which results from Owner's action, Option-Holder shall be obligated to lease from Owner the space contemplated by the Proposed Lease on the same terms and conditions as were presented to Option-Holder for its consent except that (A) the term of such lease shall not exceed one (1) year, and (B) Owner shall be obligated to use commercially reasonably efforts to find a replacement tenant or tenants for the space so leased by Option-Holder.

Unless otherwise agreed by Owner and Option-Holder such lease shall be effective as of the date of Option-Holder's default or withdrawal.

               m.   Complete Agreement; Modifications. This Agreement is the
                    ---------------------------------
complete Agreement of the parties hereto. Neither this Agreement nor any provision hereof may be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, discharge, or termination is sought, and then only to the extent set forth in such instrument

          IN WITNESS WHEREOF, Owner and Option-Holder have caused this Agreement to be duly executed under seal as of the date set forth above.

                                 THE HANKIN GROUP

                                 By:   /s/ Robert S. Hankin
                                    -------------------------------------
                                       Robert S. Hankin, General Partner

                                 VIROPHARMA INCORPORATED

                                 By:   /s/ Thomas F. Doyle
                                    -------------------------------------
                                       Thomas F. Doyle, Executive Director,
                                       Counsel and Secretary